As filed with the Securities and Exchange Commission on December 29, 1997
                                                  Registration No. 333-43171
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

      REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         FIRST EMPIRE STATE CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          NEW YORK                                               16-0968385
------------------------------                             --------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)


            ONE M&T PLAZA
          BUFFALO, NEW YORK                                           14240
---------------------------------------                             ---------
(Address of Principal Executive Offices)                            (Zip Code)

                         FIRST EMPIRE STATE CORPORATION
                              DIRECTORS' STOCK PLAN
                             ----------------------
                            (Full title of the Plan)

                            RICHARD A. LAMMERT, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         FIRST EMPIRE STATE CORPORATION
                                 ONE M&T PLAZA
                            BUFFALO, NEW YORK 14240
                                 (716) 842-5390
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                              STEVEN KAPLAN, ESQ.
                                ARNOLD & PORTER
                            555 TWELFTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 942-5998

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


                                    PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

         (i)   Annual Report on Form 10-K for the year ended December 31, 1996;

         (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

         (iii) Current Reports on Form 8-K dated January 9, 1997, January 31, 1997, February 19, 1997, June 6, 1997, June 24, 1997 and October
               28, 1997; and

         (iv) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which withdraws from registration such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

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


Item 5. Interests of Named Experts and Counsel.

         The validity of the securities of the Corporation being registered hereby has been passed upon by Richard A. Lammert, Esq., General Counsel to the Company. As of the close of business on December 16, 1997, Mr. Lammert was the beneficial owner of 5,691 shares of Common Stock; he held unexercised options granted under the Corporation's 1983 Stock Option Plan to purchase 9,000 shares of Common Stock; and he was entitled to the payment of Deferred Compensation Obligations equal to 224 shares of Common Stock.

         The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of First Empire State Corporation for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference.


Item 6. Indemnification of Directors and Officers.

         Sections 722-725 of the New York Business Corporation Law permit the indemnification of any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, other than an action brought by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation or was serving in any capacity for another enterprise at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred as a result of such action or proceeding, provided such person acted in good faith and for a purpose he or she reasonably believed to be in, or in the case of service for another enterprise, not opposed to, the best interests of the corporation.

         With respect to a proceeding by or in the right of the corporation, such person may be indemnified against amounts paid in settlement and reasonable expenses (including attorneys' fees) if he or she acted in good faith and for a purpose he or she reasonably believed to be in, or in the case of service for another enterprise, not opposed to, the best interests of the corporation. The statute provides, however, that no indemnification is allowed with respect to a threatened action, pending action which is settled or otherwise disposed of, or as to any person who is adjudged liable to the corporation, unless and only to the extent that the court, upon application, determines that such person is entitled to indemnification under the circumstances.

         The Bylaws of the Corporation provide that directors and officers shall be indemnified to the fullest extent permitted by the New York Business Corporation Law or any other applicable law provided, however, that a director or officer shall be indemnified with respect to any action or proceeding (or part thereof) initiated by any such director or officer only if such action or proceeding (or part thereof) was authorized by the board of directors. In addition, the Corporations Restated Certificate of Incorporation provides that as to any act or omission occurring after May 7, 1997, a director of the Corporation shall, to the maximum extent permitted by the laws of the State of New York, have no personal liability to the Corporation or any of its stockholders for damages that may arise from any breach of duty as a director.

         The Corporation has purchased insurance insuring officers and directors of the Corporation against certain liabilities incurred in their capacities as such to insure the Corporation against payments which it is obligated to make to such persons under the foregoing indemnification provisions. Such liabilities could include liabilities arising under the Securities Act.

         The foregoing descriptions are general summaries only. Reference is made to the full text of the Corporations Restated Certificate of Incorporation and Bylaws incorporated herein by reference.


Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

         The exhibits listed on the Index of Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.


Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on December 29, 1997.

                              FIRST EMPIRE STATE CORPORATION


                              By:  /s/ Michael P. Pinto
                                   -------------------------
                                   Michael P. Pinto
                                   Executive Vice President and
                                   Chief Financial Officer

         Pursuant to the requirements of the Securities Act, Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on December 29, 1997.



Signatures                               Title
----------                               -----


*
--------------------------               Director, Chairman of the Board,
Robert G. Wilmers                        President and Chief Executive Officer
                                         (Principal Executive Officer)


*
--------------------------               Executive Vice President and
Michael P. Pinto                         Chief Financial Officer
                                         (Principal Financial Officer)


*                                        Administrative Vice President,
--------------------------               Controller and Assistant Secretary
Michael R. Spychola                      (Principal Accounting Officer)

*
--------------------------
Brent D. Baird                           Director



*
--------------------------
John H. Benisch                          Director



*
--------------------------
C. Angela Bontempo                       Director



*
--------------------------
Robert T. Brady                          Director



*
--------------------------
Patrick J. Callan                        Director



*
--------------------------
Richard E. Garman                        Director



*
--------------------------
James V. Glynn                           Director



*
--------------------------
Roy M. Goodman                           Director



*
--------------------------
Patrick W.E. Hodgson                     Director

*
--------------------------
Samuel T. Hubbard, Jr.                   Director



*
--------------------------
Lambros J. Lambros                       Director



*
--------------------------
Wilfred J. Larson                        Director



*
--------------------------
Jorge G. Pereira                         Director



*
--------------------------
Raymond D. Stevens, Jr.                  Director



*
--------------------------
Herbert L. Washington                    Director



*
--------------------------
John L. Wehle, Jr.                       Director



By: /s/ Richard A. Lammert
    ----------------------
      Richard A. Lammert
      (Attorney-in-Fact)

                               INDEX OF EXHIBITS


Exhibit 4.1 First Empire State Corporation Directors' Stock Plan, effective January 1, 1998.*

Exhibit 5 Opinion of Richard A. Lammert with respect to the legality of the Common Stock being registered.*

Exhibit 23.1 Consent of Price Waterhouse LLP, Independent Auditors and Accountants.*

Exhibit 23.2 Consent of Richard A. Lammert, contained in his opinion filed as Exhibit 5 hereto.*

Exhibit 24.1 Powers of Attorney of certain officers and directors of the Corporation, filed herewith.

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* Previously filed.